UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2022

META FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CASH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

At the 2022 Annual Meeting of Stockholders of Meta Financial Group, Inc. (the "Company") held virtually on February 22, 2022 (the "Annual Meeting"), the following proposals were voted on as follows:

Proposal 1:
To elect three directors: three directors (Ms. Hoople, Mr. McCray and Mr. Pharr) for a term of three years, in each case until their successors are elected and duly qualified:

Nominee	For	Withheld	Broker Non-Votes
Elizabeth G. Hoople	22,156,685	1,113,827	2,876,714
Ronald D. McCray	22,740,450	530,062	2,876,714
Brett L. Pharr	23,023,242	247,270	2,876,714

The following directors continue to serve on the Board of Directors following the Annual Meeting: Douglas J. Hajek, Michael R. Kramer, Fredrick V. Moore, Becky S. Shulman, Kendall E. Stork, and Lizabeth H. Zlatkus.

Proposal 2:
To approve, by a non-binding advisory vote, the compensation of the Company’s “named executive officers” (a “Say-on-Pay” vote), with 22,480,613 votes cast for, 611,030 votes cast against, 178,869 votes abstaining and 2,876,714 broker non-votes.

Proposal 3:
To ratify the appointment by the Board of Directors of independent registered public accounting firm Crowe LLP as the independent auditors of the Company’s financial statements for the year ending September 30, 2022, as disclosed in the Proxy Statement, with 26,035,237 votes cast for, 104,525 votes cast against and 7,464 votes abstaining.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document).

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

Date: February 22, 2022	By:	/s/ Glen W. Herrick
Glen W. Herrick
EVP, Chief Financial Officer